UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): March 04, 2011

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Departure of Director

IntelGenx Technologies Corp. ("IntelGenx" or the "Company) today announced that Professor Thomas Kissel has resigned from the Company’s Board of Directors for medical reasons. Professor Kissel has been a Director of IntelGenx since June 2010. There were no disagreements or misunderstandings between Professor Kissel and the Company regarding any matter relating to the Company’s operations, policies or practices. The resignation is effective immediately and the Board of Directors plans to appoint a new director in the near future to fill the position vacated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release

INTELGENX TECHNOLOGIES CORP.

Dated: March 4, 2011	By: /s/Horst Zerbe
Horst G. Zerbe
President and Chief
Executive Officer